Ex. T3A.13

CERTIFICATE OF INCORPORATION

OF

PIZZERIA UNO OF ALBANY INC.

Under Section 402 of the Business Corporation Law

The undersigned, a natural person of the age of eighteen years or over, desiring to form a corporation pursuant to the provisions of the Business Corporation Law of the State of New York, hereby certifies as follows:
FIRST:                 The name of the corporation is
PIZZERIA UNO OF ALBANY INC.

hereinafter sometimes called “the corporation.”

SECOND:                      The purpose for which it is formed is as follows:
To engage in any lawful act or activity for which corporations may be organized under the Business Corpo-ration Law, provided, however, that the corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, depart-ment, hoard, agency or other body without first obtaining the consent of such body.

THIRD:                 The office of the corporation in the State of New York is to he located in the County of Albany.
FOURTH:                      The aggregate number of shares which the corporation shall have authority to issue is two hundred (200) shares, all of which are without par value.

FIFTH:                 The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may he served, and the address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is Gubman, Sitomer, Goldfaden & Edlitz, 230 Park Avenue, New York, New York 10169.
IN WITNESS WHEREOF, this Certificate has been signed this 29th day of October, 1985.
Name	Address

PAUL S. ALLERSMEYER	70 Pine Street
Paul S. Allersmeyer	New York, New York 10270

STATE OF NEW YORK        )
)  SS.:
COUNTY OF NEW YORK   )

On this 29th day of October, 1985, before me person-ally came Paul S. Allersmeyer, to me known and known to me to be the individual described in and who executed the foregoing certificate, and he duly acknowledged to me that he executed the same.

/s/ TAMMY LAVELLE

TAMMY LAVELLE
NOTARY PUBLIC
STATE OF NEW YORK